Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Joe Giordano, CFO & Treasurer
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES REPORTS 2015 SECOND QUARTER RESULTS

Elkhart, Indiana - August 4, 2015 - Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RVs) and manufactured homes, today reported net income of $20.9 million, or $0.85 per diluted share, for the second quarter ended June 30, 2015, compared to net income of $18.6 million, or $0.77 per diluted share, for the second quarter ended June 30, 2014. In connection with the sale of its aluminum extrusion-related assets in April 2014, the Company recorded an after-tax charge of $1.2 million for the second quarter of 2014. Excluding this charge, net income in the second quarter of 2014 would have been $19.8 million, or $0.82 per diluted share.

Consolidated net sales in the second quarter of 2015 increased to $362 million, 13 percent higher than the 2014 second quarter. This growth in consolidated net sales primarily resulted from a 14 percent increase in net sales of Drew’s RV Segment for the 2015 second quarter compared to the 2014 second quarter, despite an acceleration in the wholesale production of RVs in late 2014 and early 2015. Drew’s RV Segment accounted for 92 percent of consolidated net sales in the 2015 second quarter. The acquisitions completed by the Company in 2014 and the first half of 2015 added $21 million in net sales in the second quarter of 2015, all of which related to Drew’s RV Segment. RV Segment net sales growth in the 2015 second quarter was also due to a 4 percent increase in industry-wide wholesale shipments of travel trailer and fifth-wheel RVs, Drew’s primary RV market, as well as organic growth in sales to adjacent industries and the aftermarket.

“With the strong underlying demand for our products in the second quarter of 2015, we achieved record quarterly net sales for the second time this year,” said Jason Lippert, Drew’s Chief Executive Officer. “The industries we serve continue to grow, which, when coupled with our recent acquisitions, new products and market share gains, have led to the significant increase in our net sales for the second quarter of 2015.

“RV industry fundamentals remain strong, as evidenced by the 12 percent increase in industry-wide retail sales of travel trailer and fifth-wheel RVs in the first five months of 2015,” continued Jason Lippert. “The long-term strength of underlying retail demand has resulted in fifteen consecutive quarterly increases in RV wholesale production of travel trailer and fifth-wheel RVs. At the end of 2014 and the beginning of 2015, the RV industry experienced a pull forward in production as dealers ordered product earlier in the seasonal cycle, reportedly to avoid potential shipping delays similar to those experienced in the prior year. As a result, certain wholesale production which normally occurs in our second quarter was produced earlier in the season. However, based on the strength of retail sales to date and projected economic conditions, most industry analysts are reporting that RV dealer inventory is in line with anticipated retail demand, and we are optimistic that RV dealers will place strong orders following the annual Open House in Elkhart, Indiana in September 2015.”

In July 2015, Drew’s consolidated net sales reached approximately $112 million, 11 percent higher than July 2014. Excluding the impact of acquisitions, the Company’s consolidated net sales for July 2015 were up 5 percent.

“Our operating profit margins in the second quarter of 2015 were 9.3 percent compared to 9.7 percent in the second quarter of 2014, excluding the 2014 loss on sale of the aluminum extrusion-related assets,” said Scott Mereness, Drew’s President. “Our year-over-year incremental margin in the 2015 second quarter was lower than our target incremental margin, largely as a result of investments in fixed costs for capacity expansion, partially offset by

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improved operating efficiencies. In addition, the seasonal shift in industry-wide production of RVs experienced over the past few quarters had a negative impact on our capacity planning efforts in the 2015 second quarter.”

“Over the past couple of years, we made significant investments in manufacturing capacity, both facilities and personnel, to prepare for the expected significant increase in net sales in 2015 and beyond,” continued Mereness. “In addition to investments in fixed costs to expand manufacturing capacity, we have made improvements in marketing, human resources, engineering, customer service and other critical departments for the long-term success of the Company. While certain capacity expansion plans had a negative impact on margins in the most recent quarters, we believe these investments are largely completed, and we expect to leverage these expansions as net sales increases.”

“In July 2015, we entered into a six-year exclusive distribution and supply agreement with Furrion Limited,” said Jason Lippert. “This agreement provides us with the rights to distribute Furrion’s complete line of products to OEMs and aftermarket customers in the RV, specialty vehicle, utility trailer, horse trailer, marine, transit bus and school bus industries throughout the United States and Canada. Furrion currently supplies a premium line of LED televisions and sound systems, navigation systems, wireless backup cameras, solar prep units, power solutions and kitchen appliances, primarily to the RV industry, with a potential content per towable and motorhome RV of approximately $500 per unit. Furrion’s sales were approximately $35 million in 2014, representing an existing market share of approximately 20 percent, providing us the opportunity for significant sales growth and profit potential.

“This new agreement with Furrion instantly provides us with a solid foundation in these new product categories, allowing us to avoid the normal time and costs incurred with research and development and initial market development,” continued Jason Lippert. “In a few short years, Furrion has become known in our markets as an innovator, a similar strength to what has helped make Drew so successful over the years. Furrion is going to continue to invest on an annual basis in product enhancement and new product research and development, and plans to increase their array of products over the coming years, for which Drew would have the distribution rights.”

“Our sales teams will work on increasing the content of Furrion products per RV, as well as expanding into other markets, such as the bus, marine, horse trailer and manufactured housing industries,” concluded Jason Lippert. “We believe that Furrion’s superior product design enhances the end user’s mobile lifestyle, as well as provides a more luxurious experience.”

Conference Call & Webcast
Drew will provide an online, real-time webcast of its second quarter 2015 earnings conference call on the Company’s website, www.drewindustries.com, on Tuesday, August 4, 2015, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available by dialing (888) 286-8010 and referencing access code 34829193. A replay of the webcast will also be available on Drew’s website.

About Drew Industries
From 40 factories located throughout the United States and Canada, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading manufacturers of recreational vehicles and manufactured homes, and to a lesser extent supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and leveling systems; chassis components; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; LED televisions and sound systems; navigation systems; wireless backup cameras; other accessories; and electronic components. Additional information about Drew and its products can be found at www.drewindustries.com.

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Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization of efficiency improvements, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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DREW INDUSTRIES INCORPORATED
OPERATING RESULTS
(unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,		Last Twelve
	2015	2014	2015	2014	Months
(In thousands, except per share amounts)

Net sales	$723,542	$607,160	$362,085	$321,783	$1,307,164
Cost of sales	565,079	471,948	280,025	249,771	1,028,990
Gross profit	158,463	135,212	82,060	72,012	278,174
Selling, general and administrative expenses	92,991	78,063	48,426	40,909	172,410
Sale of extrusion assets	—	1,954	—	1,954	—
Operating profit	65,472	55,195	33,634	29,149	105,764
Interest expense, net	804	194	615	74	1,040
Income before income taxes	64,668	55,001	33,019	29,075	104,724
Provision for income taxes	23,726	20,219	12,150	10,457	36,298
Net income	$40,942	$34,782	$20,869	$18,618	$68,426

Net income per common share:
Basic	$1.69	$1.46	$0.86	$0.78	$2.84
Diluted	$1.67	$1.43	$0.85	$0.77	$2.79

Weighted average common shares outstanding:
Basic	24,247	23,842	24,279	23,931	24,111
Diluted	24,578	24,298	24,615	24,303	24,484

Depreciation and amortization	$19,855	$14,920	$10,053	$7,680	$37,531
Capital expenditures	$14,668	$17,912	$6,075	$11,088	$39,214

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DREW INDUSTRIES INCORPORATED
SEGMENT RESULTS
(unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,		Last Twelve
	2015	2014	2015	2014	Months
(In thousands)
Net sales:
RV Segment:
RV OEMs:
Travel trailers and fifth-wheels	$506,064	$447,416	$245,707	$235,286	$902,744
Motorhomes	40,546	30,057	18,899	15,673	78,263
RV aftermarket	38,693	16,762	21,484	9,668	71,501
Adjacent industries	80,874	54,627	45,516	29,199	139,255
Total RV Segment net sales	666,177	548,862	331,606	289,826	1,191,763

MH Segment:
Manufactured housing OEMs	38,358	37,281	20,535	20,764	78,498
Manufactured housing aftermarket	8,130	7,172	4,301	3,705	15,144
Adjacent industries	10,877	13,845	5,643	7,488	21,759
Total MH Segment net sales	57,365	58,298	30,479	31,957	115,401

Total net sales	$723,542	$607,160	$362,085	$321,783	$1,307,164

Operating profit:
RV Segment	$59,241	$51,761	$30,108	$28,032	$94,051
MH Segment	6,231	5,388	3,526	3,071	11,713
Total segment operating profit	65,472	57,149	33,634	31,103	105,764
Sale of extrusion assets	—	(1,954)	—	(1,954)	—
Total operating profit	$65,472	$55,195	$33,634	$29,149	$105,764

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DREW INDUSTRIES INCORPORATED
BALANCE SHEET INFORMATION
(unaudited)

	June 30,		December 31,
	2015	2014	2014
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$11,782	$4	$4
Accounts receivable, net	72,902	71,954	37,987
Inventories, net	163,448	108,357	132,492
Prepaid expenses and other current assets	36,049	27,864	37,153
Total current assets	284,181	208,179	207,636
Fixed assets, net	148,639	126,523	146,788
Goodwill	72,922	61,930	66,521
Other intangible assets, net	102,862	92,654	96,959
Other assets	25,029	26,346	25,937
Total assets	$633,633	$515,632	$543,841

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$52,505	$50,379	$49,534
Accrued expenses and other current liabilities	77,752	58,376	57,651
Total current liabilities	130,257	108,755	107,185
Long-term indebtedness	80,000	22,288	15,650
Other long-term liabilities	27,336	25,506	26,108
Total liabilities	237,593	156,549	148,943
Total stockholders’ equity	396,040	359,083	394,898
Total liabilities and stockholders’ equity	$633,633	$515,632	$543,841

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DREW INDUSTRIES INCORPORATED
SUMMARY OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2015	2014
(In thousands)

Cash flows from operating activities:
Net income	$40,942	$34,782
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	19,855	14,920
Stock-based compensation expense	7,069	5,277
Other non-cash items	162	3,203
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(30,536)	(36,920)
Inventories, net	(24,361)	(1,227)
Prepaid expenses and other assets	2,333	(687)
Accounts payable, trade	1,250	23,095
Accrued expenses and other liabilities	19,645	13,352
Net cash flows provided by operating activities	36,359	55,795

Cash flows from investing activities:
Capital expenditures	(14,668)	(17,912)
Acquisitions of businesses	(25,058)	(82,157)
Proceeds from note receivable	—	750
Proceeds from sales of fixed assets	1,958	1,999
Other investing activities	(213)	(49)
Net cash flows used for investing activities	(37,981)	(97,369)

Cash flows from financing activities:
Exercise of stock-based awards, net of shares tendered for payment of taxes	(688)	3,425
Proceeds from line of credit borrowings	390,870	182,315
Repayments under line of credit borrowings	(376,520)	(160,027)
Proceeds from shelf-loan borrowing	50,000	—
Payment of special dividend	(48,227)	(46,706)
Payment of contingent consideration related to acquisitions	(1,874)	(3,513)
Other financing activities	(161)	(196)
Net cash flows provided by (used for) financing activities	13,400	(24,702)

Net increase (decrease) in cash	11,778	(66,276)

Cash and cash equivalents at beginning of period	4	66,280
Cash and cash equivalents at end of period	$11,782	$4

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DREW INDUSTRIES INCORPORATED
SUPPLEMENTARY INFORMATION
(unaudited)

	Six Months Ended			Three Months Ended
	June 30,			June 30,			Last Twelve
	2015		2014	2015		2014	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	170.7		161.1	88.9		85.7	308.5
Motorhome RVs	24.7		23.3	12.8		12.2	45.3
Manufactured homes	33.3		30.7	17.9		17.0	67.0
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	164.0	(2)	146.3	110.0	(2)	100.2	294.8	(2)
Impact on dealer inventories	6.7	(2)	14.8	(21.1)	(2)	(14.5)	13.7	(2)
Motorhome RVs	21.0	(2)	19.3	12.5	(2)	11.7	38.2	(2)

				Twelve Months Ended
				June 30,
				2015		2014
Drew Estimated Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV				$2,926		$2,772
Motorhome RV				$1,728		$1,309
Manufactured home				$1,172		$1,249

				June 30,			December 31,
				2015		2014	2014
Balance Sheet Data:
Current ratio				2.2		1.9	1.9
Total indebtedness to stockholders' equity				0.2		0.1	0.0
Days sales in accounts receivable				19.0		20.8	14.6
Inventory turns, based on last twelve months				7.6		8.3	8.2

				2015
Estimated Full Year Data:
Capital expenditures				$ 28 - $ 32 million
Depreciation and amortization				$ 39 - $ 41 million
Stock-based compensation expense				$ 15 - $ 16 million
Annual tax rate				37%
(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry wholesale production data for manufactured homes provided by the Institute for Building Technology and Safety. Industry retail sales data provided by Statistical Surveys, Inc.
(2) June 2015 retail sales data for RVs has not been published yet, therefore 2015 retail data for RVs includes an estimate for June 2015 retail units. Additionally, the Canadian retail data is delayed in six of the Provinces for the month of May 2015.

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